                              SCHEDULE 14A

                       SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to s. 240.14a-11(c) or s. 240.14a-12

Watts Industries, Inc.
(Name of Registrant as Specified In Its Charter)

Thomas J. White, Esq.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    _________________________________________________________________

    2) Aggregate number of securities to which transaction applies:

    _________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    _________________________________________________________________

    4) Proposed maximum aggregate value of transaction:

    _________________________________________________________________

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:_____________________________________

     2) Form, Schedule or Registration Statement No.:_______________

     3) Filing Party:_______________________________________________

     4) Date Filed:_________________________________________________

                                 [WATTS LOGO]
                            WATTS INDUSTRIES, INC.


                              SEPTEMBER 14, 1994



                              PRELIMINARY COPIES


Dear Stockholder:


We cordially invite you to attend our 1994 Annual Meeting, which will be held on Tuesday, October 18, 1994 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810.


The purposes of the Annual Meeting are (i) to elect Directors as set forth in Proposal 1, (ii) to ratify the selection of independent auditors for the current fiscal year as set forth in Proposal 2, and (iii) to approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Class A Common Stock from 40,000,000 shares to 80,000,000 shares and to increase the number of authorized shares of the Company's Class B Common Stock from 13,000,000 shares to 25,000,000 shares as set forth in Proposal 3. The Board of Directors recommends that you vote in favor of these proposals and urges you to read the proxy statement which describes these proposals and presents other important information.


Your support of our efforts is important to the other Directors and to me regardless of the number of shares you own. Accordingly, we urge you to complete, sign and return your proxy promptly in the envelope provided for your convenience.


Following the completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on October 18th.



Sincerely,
[Timothy P. Horne Signature]
Timothy P. Horne
Chairman of the Board, President
 and Chief Executive Officer

                            WATTS INDUSTRIES, INC.
                             815 CHESTNUT STREET
                           NORTH ANDOVER, MA 01845
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 18, 1994


To the Stockholders of
 Watts Industries, Inc.


Notice is hereby given that the Annual Meeting of Stockholders of Watts Industries, Inc. will be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810, on Tuesday, October 18, 1994, at 10:00 a.m., for the following purposes:



1. To elect to the Board of Directors of Watts Industries, Inc. eight Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;


2. To ratify the selection of Ernst & Young as the independent auditors of the Company for the current fiscal year;


3. To approve an amendment to the Company's Restated Certificate of Incorporation restating Article Fourth thereof to increase the number of authorized shares of the Company's capital stock by increasing the number of authorized shares of Class A Common Stock to 80,000,000 and the number of authorized shares of Class B Common Stock to 25,000,000; and.



4. To consider and act upon any matters incidental to the foregoing or any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.



Only stockholders of record at the close of business on September 2, 1994 will be entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof.



By Order of the Board of Directors
[Kenneth J. McAvoy]
Kenneth J. McAvoy
Secretary



North Andover, Massachusetts
September 14, 1994



                                  IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, YOU ARE URGED TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                            WATTS INDUSTRIES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                               OCTOBER 18, 1994
                               PROXY STATEMENT
                              PRELIMINARY COPIES



                            INFORMATION CONCERNING
                           SOLICITATION AND VOTING


This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Watts Industries, Inc. (the "Company") for use at the Company's 1994 Annual Meeting of Stockholders to be held on Tuesday, October 18, 1994 and at any adjournment(s) or postponement(s) thereof. Shares represented by duly executed proxies will be voted for the election of the nominees named herein for Director, for the ratification of the selection of Ernst & Young as the independent auditors of the Company for the current fiscal year, and for approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock by increasing the number of authorized shares of Class A Common Stock to 80,000,000 and the number of authorized shares of Class B Common Stock to 25,000,000, unless authority is withheld or different instructions are given.


Proxies may be revoked by a written revocation received by the Secretary of the Company at the address of the Company set forth below or in open meeting at any time prior to the voting thereof. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies delivered will be voted at the meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by the stockholder, the proxy will be voted as recommended by the Directors. Shares held for customers of brokers which are not voted on a proposal because of a lack of instructions from such brokers' customers are not considered entitled to vote on that proposal, but if represented by proxy will be treated as present at the meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote for a nominee has the same effect as a vote against such nominee.


Stockholders of record at the close of business on September 2, 1994 are entitled to receive notice of and to vote at the meeting. Each share of Class A Common Stock of the Company outstanding on the record date is entitled to one vote and each share of Class B Common Stock of the Company outstanding on the record date is entitled to ten votes. As of the close of business on September 2, 1994, there were outstanding and entitled to vote
shares of Class A Common Stock and           shares of Class B Common Stock.



This proxy statement and the enclosed proxy are being mailed together by the Company on or about September 14, 1994 to stockholders of record as of September 2, 1994. The Company's Annual Report for the fiscal year ended June 30, 1994 was mailed to such stockholders of the Company with this proxy statement.


The principal executive offices of the Company are located at 815 Chestnut Street, North Andover, Massachusetts 01845.


The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company will pay $2,500 plus expenses to Corporate Investor Communications, Inc. to solicit proxies and the Company may also use the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.


At the date hereof the management of the Company has no knowledge of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy will have discretionary authority to vote all such proxies as they shall decide. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, shall have and may exercise all of the powers and authority of the proxies.

                                  PROPOSAL 1
                            ELECTION OF DIRECTORS


The Board of Directors of the Company has fixed the number of Directors at eight and nominated the individuals named below for election as Directors. If elected, the nominees will serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Proxies will be voted for the nominees named below unless otherwise specified in the proxy. All of the nominees are presently members of the Board of Directors. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted either for the election of another person or persons to be designated by the Board of Directors or to fix the number of Directors at a lesser number and elect the nominees able to serve. Holders of voting rights sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.



                   INFORMATION AS TO NOMINEES FOR DIRECTOR


Set forth below is the name and age of each nominee for director, who are the current directors of the Company, his or her principal occupation for the past five years, the year each became a director of the Company and the names of certain other companies in which he or she serves as a director. The information is as of August 16, 1994.

                                            Present Principal Employment and              Director
          Name              Age               Prior Business Experience (1)               Since (1)
Timothy P. Horne            56       Chairman of the Board since 1986 and Chief           1962
                                     Executive Officer since 1978; President since
                                     1994. Mr. Horne joined the Company in 1959.
David A. Bloss, Sr.         44       Executive Vice President since July, 1993.           1994
                                     Prior to July, 1993, Mr. Bloss was associated
                                     for five years with the Norton Company, a
                                     manufacturer of abrasives and cutting tools,
                                     serving as President of its Superabrasives
                                     Division from 1991 to 1993.
Frederic B. Horne           44       Corporate Vice President since 1987; Vice            1980
                                     President and General Manager from 1978 to
                                     1987. Mr. Horne joined the Company in 1973.
Kenneth J. McAvoy           54       Chief Financial Officer and Treasurer since          1994
                                     1986; Vice President of Finance since 1984;
                                     Executive Vice President of European Operations
                                     since 1994; Secretary since 1985. Mr. McAvoy
                                     joined the Company in 1981.
Noah T. Herndon             62       Partner of Brown Brothers Harriman & Co.,            1981
                                     private bankers, since 1974. Mr. Herndon is a
                                     director of Agency Rent-A-Car, Inc.
Wendy E. Lane               44       Chairman of Lane Holdings, Inc., an investment       1994
                                     banking firm, since 1992. Prior to forming Lane
                                     Holdings, Ms. Lane was a Principal and Managing
                                     Director of Donaldson, Lufkin & Jenrette, an
                                     investment banking firm, serving in these and
                                     other positions from 1980 to 1992.
Gordon W. Moran             56       President and Chief Executive Officer of             1990
                                     Hollingsworth & Vose Company, a paper
                                     manufacturer, since 1983. Mr. Moran is a
                                     director of Associated Industries of
                                     Massachusetts, the American Paper Institute and
                                     the South Norfolk County Association for
                                     Retarded Citizens, Inc.
Daniel J. Murphy, III       52       Chairman of Northmark Bank, a commercial bank,       1986
                                     since August 1987. Prior to forming Northmark
                                     Bank in 1987, Mr. Murphy was a Managing
                                     Director of Knightsbridge Partners,
                                     Incorporated, a venture capital firm, from
                                     January to August 1987 and President and a
                                     director of Arltru Bancorporation, a bank
                                     holding company, and its wholly-owned
                                     subsidiary, Arlington Trust Company, from 1980
                                     to 1986. Mr. Murphy is a director of Bay State
                                     Gas Company.

(1) All positions with the Company indicated for periods prior to January 1, 1986 were held with Watts Regulator Co. The Company became the parent company of Watts Regulator Co. and its various subsidiaries pursuant to a reorganization effective as of January 1, 1986.
Timothy P. Horne and Frederic B. Horne are brothers.

                          FEES TO CERTAIN DIRECTORS


Each non-employee Director receives a fee of $15,000 per year and $500 per Board of Directors or committee meeting attended, effective January 1, 1994, and also receives reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. Prior to January 1, 1994, the fee was $12,000 per year. In addition, each non-employee Director is eligible to receive grants of stock options under the Company's 1991 Non-Employee Directors' Nonqualified Stock Option Plan. Directors of the Company who are employees of the Company receive no compensation for their services as Directors.



              MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES


The Company's Board of Directors held seven meetings during the fiscal year ended June 30, 1994. Each of the Directors of the Company attended at least three-quarters of the meetings of the Board and of the committees on which such Director served. The Company's Board of Directors has a standing Audit Committee and a standing Stock Option and Compensation Committee. The Audit Committee held three meetings, and the Stock Option and Compensation Committee held one meeting, during the fiscal year ended June 30, 1994. The Audit Committee reviews audit performance, recommends appropriate action on the basis of audit results and receives and reviews the auditors' "management letters" and management's responses thereto. The Stock Option and Compensation Committee is responsible for administering the Company's 1986 Incentive Stock Option Plan and its 1989 Nonqualified Stock Option Plan pursuant to authority delegated to it by the Board of Directors and for approving the compensation arrangements of the principal executive officers of the Company. Messrs. Herndon, Murphy and Moran comprised both the Audit Committee and the Stock Option and Compensation Committee during the fiscal year ended June 30, 1994. As of August 9, 1994, Messrs. Herndon and Moran and Ms. Lane comprise the Audit Committee and Messrs. Murphy and Herndon and Ms. Lane comprise the Stock Option and Compensation Committee.



                    PRINCIPAL AND MANAGEMENT STOCKHOLDERS


The following table sets forth as of August 16, 1994 (except as otherwise indicated) certain information concerning shares of Class A Common Stock and Class B Common Stock held by (i) all beneficial owners of 5% or more of either class of the Company's common stock, (ii) each Director or person nominated for election as a Director of the Company and (iii) the Chairman/President/Chief Executive Officer, the four other most highly compensated executive officers listed in the Summary Compensation Table, one individual who would have been one of such four most highly compensated executive officers but who was not serving as an executive officer at fiscal year ended June 30, 1994 and, as a group, all officers and Directors or persons nominated for election as Directors of the Company.


                                         Number of
                                           Shares
                                        Beneficially       Total Percent (1)
Name of Beneficial Owner (2)            Owned(3)(16)       Equity    Voting
Timothy P. Horne (4)                   10,682,494(5)(6)     36.2%      79.7%
Frederic B. Horne (4)                  10,980,750(6)(7)     37.2       82.3
George B. Horne (4) (8)              2,200,000(6)(8)(9)     7.5        16.6
Daniel W. Horne (4)(10)             1,335,840(6)(9)(10)     4.5        10.1
Deborah Horne (4)(11)               1,335,840(6)(9)(11)     4.5        10.1
Peter W. Horne (4)(12)              1,335,840(6)(9)(12)     4.5        10.1
Nicholas Company, Inc.                2,561,800(13)(14)     8.7        1.9
Nicholas Fund, Inc.                   1,857,000(13)(14)     6.3        1.4
First Pacific Advisors, Inc.          1,143,800(13)(15)     3.9          *
Noah T. Herndon                           8,000(13)(17)       *          *
Wendy E. Lane                                 1,000(13)       *          *
Daniel J. Murphy, III                     7,000(13)(17)       *          *
Gordon W. Moran                           7,000(13)(17)       *          *
David A. Bloss, Sr.                       4,000(13)(20)       *          *
Kenneth J. McAvoy                        36,000(13)(18)       *          *
Robert T. McLaurin                       27,550(19)(22)       *          *
Martin W. Pickett                               100(13)       *          *
Charles W. Grigg                              9,190(13)       *          *
All officers and Directors as a
  group (14 persons)                 11,554,288(21)(22)     39.2       85.2

* Less than 1%.

 (1) The percentages have been determined as of August 16, 1994 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At that date, a total of 29,485,992 shares were outstanding, of which 11,472,470 were shares of Class B Common Stock entitled to ten votes per share and 18,013,522 were shares of Class A Common Stock entitled to one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.



 (2) The address of Nicholas Company, Inc. and Nicholas Fund, Inc. is 700 North Water Street, Milwaukee, Wisconsin 53202. The address of First Pacific Advisors, Inc. is 11400 West Olympic Boulevard, Los Angeles, California 90064. The address of each other stockholder in the table is c/o Watts Industries, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845, except for Martin W. Pickett whose address is Cla-Val Company, 1701 Placentia, Costa Mesa, CA 92726 and Charles W. Grigg whose address is 87 Spruce Hill Road, Weston, Massachusetts 02193.


 (3) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.


 (4) Timothy P. Horne, Frederic B. Horne, George B. Horne, Daniel W. Horne, Deborah Horne and Peter W. Horne, together with Judith Rae Horne (as trustee and custodian for her minor daughter) may be deemed a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Shares of Class B Common Stock of the Company held by each member of the Horne family named in the above table and any voting trust certificates in respect thereof are subject to a right of first refusal in favor of the other Horne family members named in the table. The Company has granted registration rights with respect to the shares of Class B Common Stock beneficially owned by such Horne family members.



 (5) Includes (i) 2,936,068 shares, of which 84,848 shares are Class A Common Stock, beneficially owned by Timothy P. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 1,355,166 shares owned by Frederic B. Horne, Mr. Horne's brother, (iii) 1,335,840 shares held for the benefit of Daniel W. Horne, Mr. Horne's brother, under a revocable trust for which Mr. Horne serves as sole trustee, (iv) 1,335,840 shares held for the benefit of Deborah Horne, Mr. Horne's sister, under a trust for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (v) 1,335,840 shares held for the benefit of Peter W. Horne, Mr. Horne's brother, under a revocable trust for which Frederic B. Horne serves as sole trustee, (vi) 2,200,000 shares held for the benefit of George B. Horne, Mr. Horne's father, under a revocable trust for which Mr. Horne serves as co-trustee, and (vii) 26,000 shares issuable upon the exercise of stock options. Also includes 157,740 shares held by Judith Rae Horne, Mr. Horne's wife, as trustee or custodian for Mr. Horne's minor daughter, of which Mr. Horne disclaims beneficial ownership. A total of 2,851,220 of the shares of Class B Common Stock noted in clause (i), the shares noted in clause (ii) through (v), and 2,000,000 of the shares noted in clause (vi), of this footnote (10,213,906 shares in the aggregate) are held in a voting trust for which Mr. Horne serves as co-trustee. See footnote 6. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 84,848 of the 2,936,068 shares noted in clause (i) and all of the shares noted in clause (vii) of this footnote.



 (6) All shares of Class B Common Stock beneficially owned by Timothy P. Horne, all shares of Class B Common Stock beneficially owned by trusts for the benefit of Daniel W. Horne, Deborah Horne and Peter W. Horne, 1,355,166 shares of Class B Common Stock beneficially owned by Frederic B. Horne and 2,000,000 shares beneficially owned by a trust for the benefit of George B. Horne (10,213,906 shares in the aggregate) are subject to the terms of the Horne Family Voting Trust Agreement--1991 (the "Voting Trust"). Under the terms of the Voting Trust, the two trustees (currently Timothy P. Horne and Frederic B. Horne) have sole power to vote all shares subject to the Voting Trust. However, as long as Timothy P. Horne and Frederic B. Horne are serving as trustees of the Voting Trust, Timothy P. Horne generally has the right to vote all shares subject to such trust in the event that the trustees do not concur with respect to any proposed action, including any exercise of the trustee's right to authorize the withdrawal of shares from the Voting Trust (the "Determination Power"). The sole exception to the Determination Power is that the concurrence of Timothy P. Horne and Frederic B. Horne is required for the voting of shares in connection with any vote involving the election or removal of directors of the Company. Under the terms of the Voting Trust, Timothy P. Horne, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, Frederic B. Horne, a Corporate Vice President and a Director of the Company, and George B. Horne, the father of Timothy P. Horne and Frederic B. Horne, may designate up to two successor trustees to succeed Timothy P. Horne and Frederic B. Horne, one to be designated as the primary designee and the other as the secondary designee. If either Timothy P. Horne or Frederic B. Horne ceases for any reason to serve as a trustee, first the primary designee and then the secondary designee (if any) would become a co-trustee with the remaining Horne brother. Under such circumstances the remaining Horne brother would generally have the Determination Power except that (i) the concurrence of the remaining Horne brother and the co-trustee would be required in connection with any vote involving the election or removal of directors of the Company, (ii) the designated successor would vote those shares owned by the departed Horne brother and (iii) the designated successor would have sole authority with respect to withdrawals of shares beneficially owned by the departed Horne brother. If both Timothy P. Horne and Frederic B. Horne cease to serve as trustees, first the primary designee and then the secondary designee would remain as the sole trustee for the term of the Voting Trust. If designated successors become trustees but do not survive whichever of Timothy P. Horne or Frederic B. Horne is still serving as trustee, that trustee would remain as the sole trustee absent an amendment to the Voting Trust. If each of Timothy P. Horne and Frederic B. Horne and the two designated successors cease to serve as trustees for any reason, the holders of a majority of the voting trust certificates then outstanding have the right to designate successor trustees as necessary under the terms of the Voting Trust. Pursuant to the power of designation described above, Timothy
P. Horne, Frederic B. Horne and George B. Horne have designated Noah T. Herndon, a Director of the Company, as the primary designee and John LeClaire, Esq., a partner in the law firm of Goodwin, Procter & Hoar, as the secondary designee, should either Timothy P. Horne or Frederic B. Horne cease to serve as a trustee under the Voting Trust. Timothy P. Horne, Frederic B. Horne and George B. Horne can collectively agree to revoke the designation of any successor before he begins to serve or to appoint a new designated successor. If one or more of such Horne family members are unable to take such action, this power rests in the survivor or survivors of them.


The Voting Trust expires on October 31, 2001, subject to extension on or after October 31, 1999 by stockholders (including the trustee of any trust stockholder, whether or nor such trust is then in existence) who deposited shares of Class B Common Stock in the Voting Trust and are then living or, in the case of shares in the Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and, while one or more of Timothy P. Horne, Frederic B. Horne and their successor designated as described in the preceding paragraph is serving as trustee, the trustees. In certain cases (i.e., changes to the extension, termination and amendment provisions), the original depositors must also approve amendments. Shares may not be removed from the trust during its term without the consent of the trustees.

Timothy P. Horne beneficially owns 27.9% of the total beneficial interest in the Voting Trust (the "Beneficial Interest") individually, 13.1% of the Beneficial Interest as trustee of a revocable trust, 13.1% of the Beneficial Interest as trustee of a trust revocable with the consent of the trustee and 19.6% of the Beneficial Interest as co-trustee of a revocable trust (representing an aggregate of 73.7% of the Beneficial Interest). Frederic B. Horne beneficially owns 13.3% of the Beneficial Interest individually and 13.1% of the Beneficial Interest as trustee of a revocable trust (representing an aggregate of 26.4% of the Beneficial Interest). George B. Horne holds 19.6% of the Beneficial Interest as co-trustee of a revocable trust. Voting trust certificates are subject to any restrictions on transfer applicable to the stock which they represent.


 (7) Includes (i) 2,102,010 shares, of which 46,844 are shares of Class A Common Stock, beneficially owned by Frederic B. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 2,851,220 shares beneficially owned by Timothy
P. Horne, (iii) 1,335,840 shares beneficially owned by a revocable trust for the benefit of Daniel W. Horne for which Timothy P. Horne serves as sole trustee, (iv) 1,335,840 shares beneficially owned by a trust for the benefit of Deborah Horne, for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (v) 1,335,840 shares beneficially owned by a revocable trust for the benefit of Peter W. Horne for which Mr. Horne serves as sole trustee, (vi) 2,000,000 shares beneficially owned by a revocable trust for the benefit of George B. Horne, for which George B. Horne and Timothy P. Horne serve as co-trustees and (vii) 20,000 shares issuable upon the exercise of stock options. A total of 1,355,166 of the 2,102,010 shares of Class B Common Stock noted in clause (i) and all of the shares noted in clauses (ii) through (vi) above (10,213,906 shares in the aggregate) are held in the voting trust described in footnote 6 above. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 46,844 of the 2,102,010 shares noted in clause (i) and all of the shares noted in clause (vii) of this footnote.

 (8) Includes 2,200,000 shares held in a revocable trust for which Timothy P. Horne and George B. Horne serve as co-trustees. A total of 2,000,000 of such shares are subject to the voting trust described in footnote 6 above.



 (9) All shares are Class B Common Stock.


(10) Shares are held in a revocable trust for which Timothy P. Horne serves as sole trustee, and are subject to the voting trust described in footnote 6.

(11) Shares are held in a trust for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, and are subject to the voting trust described in footnote 6.

(12) Shares are held in a revocable trust for which Frederic B. Horne serves as sole trustee, and are subject to the voting trust described in footnote 6.


(13) All shares are shares of Class A Common Stock or options to purchase Class A Common Stock exercisable presently or within 60 days of August 16, 1994.



(14) The information is based on a Schedule 13G dated February 8, 1994 filed with the Securities and Exchange Commission by Nicholas Company, Inc., Nicholas Fund, Inc. and Albert O. Nicholas reporting their holdings of shares of Class A Common Stock as of December 31, 1993. Nicholas Company, Inc. has stated in the Schedule 13G that it is an investment adviser registered under the Investment Advisers Act of 1940 and possesses sole dispositive power over 2,561,800 shares indicated as owned by it. Nicholas Fund, Inc. has stated in the Schedule 13G that it is an investment company registered under the Investment Company Act of 1940 and possesses sole voting power for 1,857,000 of the shares owned by Nicholas Company, Inc. Albert O. Nicholas has stated in the Schedule 13G that he is an individual and disclaims direct beneficial ownership of all securities reported as beneficially owned by Nicholas Company, Inc. and Nicholas Fund, Inc. Mr. Nicholas is the President, a Director and the majority stockholder of Nicholas Company, Inc. and President and Director of Nicholas Fund, Inc.



(15) The information is based on a Schedule 13G dated February 9, 1994 filed with the Securities and Exchange Commission by First Pacific Advisors, Inc. reporting its holdings of shares of Class A Common Stock as of December 31, 1993. First Pacific Advisors, Inc. has stated in the Schedule 13G that it is an investment adviser registered under the Investment Advisers Act of 1940 and that it possesses shared voting power over 983,400 shares and shared dispositive power over 1,143,800 shares.



(16) All share amounts were doubled as a result of a two-for-one stock split of the Company's Common Stock effected by means of a stock dividend payable on March 15, 1994.



(17) Includes 6,000 shares of Class A Common Stock issuable upon the exercise of stock options under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan.



(18) Represents 36,000 shares of Class A Common Stock issuable upon the exercise of stock options.



(19) Includes (i) 23,200 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of August 16, 1994 and
(ii) 4,350 shares of Class B Common Stock of the Company.



(20) Represents 4,000 shares of Class A Common Stock issuable upon the exercise of stock options.



(21) Includes (i) 11,275,996 shares of Class B Common Stock, (ii) 136,692 shares of Class A Common Stock, and (iii) 141,600 shares of Class A Common Stock issuable upon the exercise of stock options.



(22) Shares of Class B Common Stock of the Company held by members of management other than Horne family members are subject to a right of first refusal in favor of the Company.

                          COMPENSATION ARRANGEMENTS


Summary Compensation Table
The following table contains information with respect to the compensation for the past three fiscal years of the Company's Chairman/President/Chief Executive Officer, the four other most highly compensated executive officers (the "named executive officers") and one individual who would have been one of such four most highly compensated executive officers but who was not serving in such capacity at fiscal year ended June 30, 1994.



SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION             AWARDS       PAYOUTS
                                                                OTHER
                                                                ANNUAL                       LTIP      ALL OTHER
NAME AND                       FISCAL    SALARY      BONUS COMPENSATION       OPTIONS       PAYOUTS  COMPENSATION
PRINCIPAL POSITION              YEAR      ($)       ($)(1)    ($)(2)(3)     (#)(4)(11)      ($)(5)       ($)(2)
Timothy P. Horne                1994     596,838     84,503        --          40,000 (7)        --            --
  Chairman of the Board,        1993     570,000          0        --          20,000 (7)        --            --
   President and Chief          1992     550,000     75,000        --          25,000 (7)        --            --
   Executive Officer
David A. Bloss, Sr. (13)        1994     201,674    104,170        --          20,000 (7)        --            --
Executive Vice President        1993        --         --          --          --                --            --
                                1992        --         --          --          --                --            --
Kenneth J. McAvoy               1994     158,340     91,760        --          30,000 (7)        --            --
Vice President of               1993     148,834     37,650        --          15,000 (7)        --            --
  Finance, CFO,                 1992     140,836     78,650        --          15,000 (7)        --            --
  Executive V.P. of
  European Operations,
  Treasurer and
  Secretary
Robert T. McLaurin              1994     143,590     75,908        --          --                --            --
Corporate Vice President        1993     135,416     31,395        --          --                --            --
  of Asian Operations           1992     128,330     65,000        --          --                --            --
Martin W. Pickett (8)           1994     127,840     52,653        --  16,000(10)(12)            --            --
Corporate Vice President        1993     110,834     28,782        --   5,000(10)(12)            --            --
                                1992      99,164     32,000        --   5,000(10)(12)            --            --
Charles W. Grigg (9)            1994     181,254          0        --      50,000(10)            --            --
President and Chief             1993     270,838    106,425     106,303           (7)            --            --
  Operating Officer             1992     245,008    197,500          (6)   30,000(10)            --            --

                                                                   --             (7)
                                                                           25,000(10)
                                                                                  (7)

(1) Amounts awarded under the Executive Incentive Bonus Plan for the respective fiscal years.


(2) In accordance with the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission, as informally interpreted by the Commission's Staff, amounts of Other Annual Compensation and All Other Compensation are excluded for the Company's 1992 fiscal year.


(3) No amounts for executive perquisites and other personal benefits, securities or property are shown because the aggregate dollar amount per executive is the lesser of either $50,000 or 10% of annual salary and bonus.

(4) Awarded under the 1986 Incentive Stock Option Plan (the "Incentive Plan") and the 1989 Nonqualified Stock Option Plan (the "Nonqualified Plan").

(5) The Company does not offer a long term incentive compensation plan to the named executive officers.


(6) Includes an interest free loan granted to Mr. Grigg by the Company in the amount of $102,900 that was utilized for the payment of income taxes due upon the exercise of a total of 10,000 options previously granted under the Nonqualified Plan. Mr. Grigg repaid the loan to the Company in the 1994 fiscal year.

(7) Amount awarded under the Nonqualified Plan.


(8) Mr. Pickett resigned as Corporate Vice President on July 15, 1994.



(9) Mr. Grigg resigned as President, Chief Operating Officer and Director on January 18, 1994.



(10) All stock options granted, whether exercisable or not, generally lapse upon the termination of employment.



(11) All option amounts for fiscal 1994 were doubled as a result of a two-for-one stock split of the Company's Common Stock effected by means of a stock dividend payable on March 15, 1994.


(12) Amount Awarded under the Incentive Plan.


(13) Mr. Bloss joined the Company in July, 1993.



Stock Option Grants
The following table shows information concerning options to purchase the Company's Class A Common Stock granted in fiscal 1994 to the named executive officers.



                                                                                  Potential Realizable Value
                                                                                  at Assumed Annual Rates of
                                                                                   Stock Price Appreciation
                                     Individual Grants (8)                            for Option Term (3)
                             % of Total
                              Options
                             Granted to   Exercise   Market Price
                 Options     Employees     or Base    on Date of
                 Granted     in Fiscal      Price        Grant       Expiration
Name            (#)(1)(2)       Year       ($/Sh)       ($/Sh)          Date       0%($)    5%($)    10%($)
Timothy P.
  Horne          40,000 (4)      10.43    17.10  (6)       21.25      9-1-2003  166,000  700,560  1,520,680
David A.
  Bloss, Sr.     20,000 (4)       5.21    15.725 (6)       17.125     7-19-2003   28,000  243,396   573,856
Kenneth J.
  McAvoy         30,000 (4)       7.82    17.10  (6)       21.25      9-1-2003  124,500  525,420  1,140,510
Robert T.
  McLaurin          --             --        --              --           --       --       --        --
Martin W.
  Pickett (9)    16,000 (5)       4.17    18.00  (7)       18.00      9-1-2003         0        0          0
Charles W.
  Grigg (9)      50,000 (4)      13.03    17.10  (6)       21.25       9-1-2003        0        0          0

(1) All options were granted on September 1, 1993, except for the options granted to Messrs. Bloss and Pickett which were granted on July 19, 1993 and August 10, 1993, respectively.


(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant. Under the terms of the 1986 Incentive Stock Option Plan, the options granted to optionees who hold more than 10% of the combined voting power of all classes of stock of the Company have a maximum duration of five years from the date of grant.

(3) Based upon the market price on the date of grant and an annual appreciation at the rate stated on such market price through the expiration date of such options. The dollar amounts in these columns are the result of calculations of 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(4) Awarded under the Company's 1989 Nonqualifed Stock Option Plan (the "Nonqualified Plan").

(5) Awarded under the Company's 1986 Incentive Stock Option Plan (the "Incentive Plan").

(6) Under the terms of the Nonqualified Plan, the exercise price of options cannot be less than 50% of fair market value.

(7) Under the terms of the Incentive Plan, the exercise price of options cannot be less than 110% of fair market value for optionees who hold more than 10% of the combined voting power of all classes of stock of the Company and 100% of fair market value for all other optionees.


(8) All share amounts have been doubled and option exercise prices and market prices of the underlying security on the date of grant have been halved as a result of a two-for-one stock split of the Company's Common Stock effected by means of a stock dividend payable on March 15, 1994.

(9) All stock options granted to an individual generally lapse upon the termination of employment. Mr. Pickett resigned as Corporate Vice President on July 15, 1994. Mr. Grigg resigned as President, Chief Operating Officer and Director on January 18, 1994. Therefore, there is no potential realizable value to report for either of these individuals.



Aggregated Option Exercises and Option Values
The following table shows information concerning the exercise of stock options during fiscal year 1994 by each of the named executive officers and the fiscal year-end value of unexercised options.


                                                       Number of Unexercised            Value of Unexercised
                                                       Options at Fiscal Year           In-the-Money Options
                                                           End(#) (2) (5)             at Fiscal Year End($) (3)
                       Shares
                      Acquired          Value
                         on          Realized($)
Name                 Exercise(#)         (1)        Exercisable   Unexercisable    Exercisable     Unexercisable
Timothy P. Horne        42,424(4)    669,057.50(4)           --         137,788           --      1,115,302.50
David A. Bloss,
  Sr.                          --         --                 --          20,000           --           150,500
Kenneth J.
  McAvoy                 7,800(4)       199,875(4)        18,000          90,000      116,460          696,810
Robert T.
  McLaurin                     --         --              20,000           8,000      138,400           61,600
Martin W.
  Pickett (6)            1,000(4)        27,250(4)         5,900          34,000     5,137.50          133,500
Charles W. Grigg
 (6)                    30,093(4)    519,313.50(4)            --              --          --               --

(1) Represents the difference between the market price on the date of exercise and the exercise price of the options.


(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and shall generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant.


(3) Represents the difference between the market price on the last day of the fiscal year and the exercise price of the options.


(4) Share amounts and dollar values are shown as of the dates of exercise which occurred prior to the date of the two-for-one stock split referred to in Note (5) below.



(5) All option amounts were doubled and option exercise prices were halved as a result of a two-for-one stock split of the Company's Common Stock effected by means of a stock dividend payable on March 15, 1994.



(6) All stock options granted to an individual generally lapse upon the termination of employment. Mr. Grigg resigned on January 18, 1994 as President, Chief Operating Officer and Director. Therefore, Mr. Grigg possessed no options at fiscal year end.



1991 Non-Employee Directors' Nonqualified Stock Option Plan. Stock options granted under the 1991 Non- Employee Directors' Nonqualified Stock Option Plan (the "Directors' Plan") are granted automatically and without any further action on the part of the Board of Directors as of November 1 in each year commencing in 1991 (with respect to each year, the "Grant Date"). The Directors' Plan provides that options to purchase 2,000 shares of Class A Common Stock (or such lesser amount as shall enable each non-employee Director then in office to receive an equal grant in the event that there are not sufficient shares of Class A Common Stock for each such non-employee Director to receive a grant of 2,000 shares) shall be granted to each non-employee Director duly elected and serving as such on each Grant Date.



The purchase price of shares which may be purchased under the Directors' Plan is $22.75, which is equal to the closing sale price of the Class A Common Stock on the over-the-counter market on October 18, 1991 (as adjusted for the March, 1994 two-for-one split of the Company's Common Stock), as reported by the National Market System of NASDAQ.



Options granted under the Directors' Plan are exercisable when granted, but no option is exercisable after the earlier of (a) the date ten years after the Grant Date or (b) the date on which the Director to whom such options were granted ceases for any reason to serve as a Director of the Company; provided, however, that in the event of termination as a result of disability or death, the Director or his personal representative may exercise any outstanding options not theretofore exercised during the 90-day period following such disability or death.

The Directors' Plan is administered by the Board of Directors or an authorized committee thereof in accordance with Rule 16b-3 under the Exchange Act. The Board of Directors or an authorized committee thereof determines the form of options granted under the Directors' Plan and makes other determinations and interpretations concerning the Directors' Plan and options granted thereunder.



During fiscal 1994, Messrs. Herndon, Moran and Murphy, being all the non-employee Directors of the Company on the Grant Date, were each granted options to purchase 2,000 shares of Class A Common Stock (as adjusted for the March, 1994 stock split) under the Directors' Plan.



Pension Plan
Watts Regulator Co., a subsidiary of the Company, maintains a qualified non-contributory defined benefit pension plan (the "Pension Plan") for eligible salaried employees of the Company and its subsidiaries, including the named executive officers specified in the "Summary Compensation Table" above and it maintains a nonqualified non-contributory defined benefit supplemental plan (the "Supplemental Plan") generally for certain highly compensated employees. The eligibility requirements of the Pension Plan are attainment of age 21 and one year of service of 1,000 or more hours. The assets of the Pension Plan are maintained in a trust fund at State Street Bank and Trust Company. The Pension Plan is administered by the Pension Plan Committee, which is appointed by the Board of Directors of Watts Regulator Co. Annual contributions to the Pension Plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The Pension Plan provides for monthly benefits to, or on behalf of, each covered employee at age 65 and has provisions for early retirement after ten years of service and attainment of age 55 and surviving spouse benefits after five years of service. Covered employees who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.



The annual normal retirement benefit for employees under the Pension Plan is 1.67% of Final Average Compensation (as defined in the Pension Plan) multiplied by years of service (maximum 25 years), reduced by the Maximum Offset Allowance (as defined in the Pension Plan). For the 1994 Pension Plan year, Annual Compensation in excess of $150,000 per year is disregarded under the Pension Plan for all purposes. However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $150,000. Compensation recognized under the Pension Plan includes base salary and annual bonus.



The Supplemental Plan provides additional monthly benefits to individuals who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986 or who will be affected by IRS limits on Pension Plan Compensation.


The annual normal retirement benefit payable from the Supplemental Plan is equal to the difference between (1) the pre-Tax Reform Act promise of 45% of Final Average Compensation less 50% of the participant's Social Security Benefit, the result prorated for years of service less than 25 and (2) the Pension Plan formula above with Annual Compensation in excess of $175,000 disregarded. For eligible employees who were not plan participants of the Pension Plan as of January 1, 1989, the benefit under the Supplemental Plan is based on the Pension Plan formula set forth above, with Annual Compensation in excess of $242,283 disregarded. For the 1994 Plan Year, Annual Compensation in excess of $302,863 is disregarded for all purposes under the Supplemental Plan. Compensation recognized under the Supplemental Plan is W-2 pay.


The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 65 during 1994) for various levels of Final Average Compensation and years of benefit service, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.

                                          Estimated Total Annual Retirement Benefit
                                            (Pension Plan plus Supplemental Plan)
                                                Based on Years of Service (1)
Final Average Compensation for
Five Highest Consecutive Years                                                 25 Years
in Last 10 Years:                     10 Years      15 Years      20 Years       or more
$100,000                               $18,000       $27,000      $ 36,000       $ 45,000
 150,000                                27,000        40,500        54,000         67,500
 200,000                                31,825        47,738        63,650         79,563
 250,000                                40,825        61,238        81,650        102,063
 300,000                                49,825        74,738        99,650        124,563
 350,000                                50,340        75,511       100,681        125,851

(1) The annual Pension Plan benefit is computed on the basis of a straight life annuity.

Messrs. Timothy P. Horne, Bloss, McAvoy, McLaurin, Pickett and Grigg have 35, 1, 13, 16, 5 and 10 years, respectively, of benefit service under the Pension Plan. Eligible employees are currently limited to a maximum annual benefit under the Pension Plan of $118,800 (subject to cost of living adjustments) under Internal Revenue Code requirements regardless of their years of service or Final Average Compensation. Accordingly, under current salary levels and law, Mr. Timothy P. Horne's annual benefit would be limited to such amount.



Employment, Termination, Supplemental and Deferred Compensation Agreements
On May 1, 1993, the Company entered into an Employment Agreement with Mr. Horne providing for annual base salary of at least $570,000 plus other benefits and bonuses generally available to senior executives of the Company. The Employment Agreement provides for the employment of Mr. Horne as Chairman of the Board and Chief Executive Officer of the Company for a period of not less than four years and is terminable by Mr. Horne on thirty days notice. The Employment Agreement supersedes all prior employment agreements between the Company and Mr. Horne. Under the Employment Agreement, if Mr. Horne shall, without his consent, cease to be, or cease to have the responsibilities and duties of, Chairman of the Board of Directors of the Company and Chief Executive Officer other than for a willful illegal act relating to the performance of his duties, or if he shall be assigned duties inconsistent with those previously performed by him, he shall be entitled to terminate his employment upon notice and, if so terminated, he shall be entitled to receive a severance payment equal to the greater of (i) the compensation which would have been payable under the Employment Agreement at the base salary in effect on the termination date for the balance of the original term thereof or (ii) two years' compensation at that rate.


Under a Supplemental Compensation Agreement, effective as of May 1, 1993, Timothy P. Horne is entitled to receive annual payments during his lifetime following his retirement or other termination of employment with the Company equal to the greater of (a) one-half of the average of his base salary for the three years immediately preceding such retirement or termination or (b) $350,000. During this period Mr. Horne will be available as a consultant to the Company for 300 to 500 hours per year.

Mr. Horne is also entitled under a Deferred Compensation Agreement to retirement benefits aggregating $233,333 payable over a period of 28 consecutive months commencing upon the earliest of his retirement, attainment of the age of 65 or other termination of employment. The Deferred
Compensation Agreement represents compensation which Mr. Horne deferred prior to the Company's past three fiscal years. The Company has fully expensed its obligations under this Deferred Compensation Agreement.


Stock Option and Compensation Committee Report
The Stock Option and Compensation Committee is currently composed of Messrs. Murphy and Herndon and Ms. Lane. Mr. Murphy is the Chairman of the Committee. The three members of the Stock Option and Compensation Committee are non-employee directors and are ineligible to participate in any of the compensation plans which are administered by the Committee.



In accordance with the rules adopted by the Securities and Exchange Commission, the Stock Option and Compensation Committee will report on the compensation and benefits provided in fiscal 1994 to Timothy P. Horne, David
A. Bloss, Sr., Kenneth J. McAvoy, Robert T. McLaurin, Martin W. Pickett and Charles W. Grigg.



Compensation Philosophy
The Company's executive compensation program is designed to promote corporate performance and thereby enhance stockholder returns. The Committee believes that executives should have a greater portion of their compensation tied directly to performance, both of the business and of individual objectives established by management. To this end, overall compensation strategies and specific compensation plans have been developed to tie a significant portion of executive compensation to the success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate executives to achieve goals inherent in the Company's business strategy, to link executive and stockholder interests and to provide compensation packages that recognize individual contributions as well promote achievement of business goals.



The key elements of the Company's executive compensation program consists of three components, each of which is intended to serve the overall compensation philosophy: base salary, an annual bonus and stock options granted under either the 1986 Incentive Stock Option Plan or the 1989 Nonqualified Stock Option Plan. These programs, as well as the basis for Mr. Timothy P. Horne's compensation in fiscal 1994, are discussed below.

Base Salary
Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, coupled with a review of the base salaries for comparable positions at other companies.



Executive's base salaries are reviewed on an annual basis following the close of the fiscal year and completion of the audit of the Company's financial results by the independent auditors. Adjustments are determined by evaluating the performance of the Company and each executive officer. The performance of executive officers with functional or administrative responsibilities is considered by reviewing the quality and efficiency of administrative and functional processes. In the case of executive officers with responsibility for one or more business units within the Company, the business results of those units are also considered. The Committee also considers, where appropriate, certain non-financial performance measures, such as increase in market share, market expansion, corporate development and acquisitions, achievement of manufacturing efficiencies, improvements in product quality and/or relations with customers, suppliers or employees. Adjustments in base salary are also made when and as appropriate to reflect changes in job responsibilities.



The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the peer group established to compare shareholder returns. Thus, the compensation packages which may be considered during the Company's compensation review process are not the same group as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this proxy statement.



The base salary received by Mr. Timothy P. Horne in fiscal 1994 was $596,838, an increase of 4.5% from $570,000 in the prior fiscal year. Under the terms of an Employment Agreement with the Company, Mr. Horne's base salary was established in 1993 at $570,000, subject to a guaranteed annual adjustment equal to the increase in the Consumer Price Index for all Urban Consumers, with such other additional increase, if any, as the Committee deems appropriate in its discretion. The CPI increased by approximately 3.0% from June 1992 to June 1993, the twelve month period immediately prior to the Committee's adjustment in Mr. Horne's base salary for fiscal 1994.



The key performance measure the Committee used in determining Mr. Horne's compensation for fiscal 1994 was its assessment of his ability and dedication to enhance the long-term value of the Company through continuation of the leadership and vision he has provided during his tenure as Chairman, President and CEO. Under his leadership, the sales of the Company have experienced a compounded annual growth rate of approximately 17%.



Annual Bonus
The Company's executive officers are eligible for an annual cash bonus. Individual and corporate performance objectives are established at or near the beginning of each fiscal year by the Chairman/President/Chief Executive Officer in consultation with the Executive Vice President and the Chief Financial Officer. These objectives are then reviewed by the Committee. Once established, eligible executives are assigned threshold, target and maximum bonus levels. Each participant in the plan is assigned a percentage, based upon the participant's position in the Company, of base salary as a target upon which the bonus is calculated.



The Committee believes that a significant portion of executive compensation should be tied to an annual bonus potential based on performance of specified objectives. During fiscal 1994, the Company's net income increased by 15%. This represents a significant reversal from the 5% decline in net income experienced during fiscal 1993. As a result, the annual bonus payments for fiscal 1994 were more than the prior year with respect to all of the named executive officers.



Under the Employment Agreement, Mr. Timothy P. Horne is eligible for an annual bonus in an amount to be determined by the Committee based upon such factors as the Committee deems appropriate. Mr. Horne received a bonus of $84,503 for fiscal 1994. The Committee believes that Mr. Horne's continued leadership and focus on the long-term growth of the Company were significant factors in contributing to the 15% increase in net income for fiscal 1994.



Stock Options
Under the Company's 1986 Incentive Stock Option Plan and 1989 Nonqualified Stock Option Plan, both of which were approved by the stockholders, stock options may be granted to the Company's executive officers. The

Committee sets guidelines for the size of stock option awards based on similar factors as used to determine base salaries and annual bonuses, including corporate performance and individual performance against objectives. Stock options are the principal vehicle for the payment of long-term compensation. This component of compensation is intended to motivate executives to improve stock market performance.



Stock options are designed to align the interests of the executives with those of the stockholders as the full benefit of the compensation package will not be realized unless stock appreciation occurs over a number of years. Stock options under the Incentive Plan are typically granted annually and vest 20% per year over five years beginning with the first anniversary of the grant date. Under the Incentive Plan, the exercise price equals the market price of the Common Stock on the date of the grant with an exception for executives who own more than 10% of the combined voting power of the Company; for those employees the exercise price is equal to 110% of the market price on the date of the grant. Stock options under the Nonqualified Plan have an exercise price which may be no less than 50% of the market price on the date of the grant. The duration of options under either plan is generally 10 years, with the exception of grants under the Incentive Plan to owners of more than 10% of the combined voting power of the Company, in which case such grants terminate after 5 years.



Options are normally granted in the fall following the close of the fiscal year in order to provide the Committee with an opportunity to review the fiscal year performance, both of individual and business goals.



On September 1, 1993, Mr. Timothy P. Horne received options under the Nonqualified Plan to purchase 20,000 shares with an exercise price of $34.20, which represents 80% of the fair market value of $42.50 on the grant date (share amounts and dollar values are shown as of the date of grant which is prior to the March, 1994 stock split). This is the same number of options which were granted to Mr. Horne for the fiscal year ended June 30, 1992. Mr. Horne holds a significant equity interest in the Company.



Conclusion
Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance and stock appreciation. The Stock Option and Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and enhancement of stockholder returns.



Stock Option and Compensation Committee
Daniel J. Murphy, III (Chairman)
Noah T. Herndon
Wendy E. Lane

Performance Graph
Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A Common Stock, based on the market price of the Common Stock, with the cumulative return of companies on the Standard & Poor's 500 Stock Index and a peer group of companies engaged in the valve and pump industries, for a period of five fiscal years commencing June 30, 1989 and ended June 30, 1994. The performance indicator of peer group companies consists of Keystone International, Inc., Bw Ip, Inc., Zurn Industries, Inc., Goulds Pumps, Inc. and Duriron, Inc. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 at June 30, 1989 and that all dividends were reinvested.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG WATTS INDUSTRIES, INC., THE S&P 500 INDEX AND A PEER GROUP

                    [TABULAR REPRESENTATION OF LINE GRAPH]

                                                      Cumulative Total Return
                             6/30/89      6/30/90      6/30/91      6/30/92      6/30/93      6/30/94
Watts Industries, Inc.        100           129          157          157          121           152
Peer Group                    100           130          136          143          151           118
S&P 500                       100           116          125          142          161           163

Certain Transactions
George B. Horne, the father of Timothy P. Horne and Frederic B. Horne, receives monthly payments of $7,959 ($95,505 annually) from the Watts Regulator Co. Retirement Plan for Salaried Employees.


Compliance with Section 16(a) of the Securities Exchange Act of 1934 During fiscal year 1994, Charles W. Grigg, a former director and executive officer of the Company, failed to file with the Securities and Exchange Commission ("SEC") on a timely basis reports on Form 4 for the months of December 1993 and January 1994 relating to a total of 5 transactions.



In making these disclosures, the Company has relied solely upon written representations of its Directors and executive officers and copies of the reports that they have filed with the SEC.

                                  PROPOSAL 2

                     RATIFICATION OF INDEPENDENT AUDITORS


Although Delaware law does not require that the selection by the Directors of the Company's independent auditors be approved each year by the stockholders, the Directors believe it is appropriate to submit the selection of independent auditors to the stockholders for their approval and to abide by the result of the stockholders' vote. Upon the recommendation of the Audit Committee of the Board, the Directors have recommended that the stockholders ratify the selection of Ernst & Young as the Company's independent auditors for fiscal 1995.


The Company expects that a representative of Ernst & Young will be present at the meeting and will be given the opportunity to make a statement if he or she wishes to do so. This representative is also expected to be available to respond to questions from stockholders.

Holders of voting rights sufficient to ratify the selection of Ernst & Young as independent auditors have indicated an intention to vote in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.


                                  PROPOSAL 3



            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AUTHORIZING ADDITIONAL SHARES OF CLASS A AND CLASS B COMMON STOCK



The presently authorized capital stock of the Company consists of 40,000,000 shares of Class A Common Stock, par value $.10 per share, 13,000,000 shares of Class B Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, par value $.10 per share. On August 16, 1994, there were issued and outstanding 18,013,522 shares of Class A Common Stock, 11,472,470 shares of Class B Common Stock and no shares of Preferred Stock. An aggregate of 14,684,416 additional shares of Class A Common Stock were reserved for issuance under the 1986 Plan, the 1989 Plan, the 1991 Non-Employee Directors' Nonqualified Stock Option Plan, and conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the terms of the Restated Certificate of Incorporation. Accordingly, on that date there were 7,302,062 and 1,527,530 unissued and unreserved shares of Class A Common Stock and Class B Common Stock, respectively.


The Board of Directors recommends that the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation be amended and restated to increase the aggregate number of authorized shares of capital stock of the Company, of the Company's Class A Common Stock, and of the Company's Class B Common Stock from 58,000,000 shares, 40,000,000 shares, and 13,000,000 shares to 110,000,000 shares, 80,000,000 shares, and 25,000,000 shares, respectively. The proposed amendment would not affect the number of authorized shares of Preferred Stock, the number of issued and outstanding shares of Class A Common Stock or Class B Common Stock or the relative rights, powers or preferences of any class of the Company's capital stock. There are no preemptive rights with respect to the Company's Class A Common Stock, Class B Common Stock or Preferred Stock. The Board of Directors has adopted a resolution approving the proposed amendment, declaring the proposed amendment advisable and recommending that it be approved by the Company's stockholders at the 1994 Annual Meeting.


The Board of Directors believes that the authorization of an additional 40,000,000 shares of Class A Common Stock and 12,000,000 shares of Class B Common Stock will benefit the Company and its stockholders by providing additional flexibility for the Board in connection with a variety of corporate matters. The newly authorized shares, together with the shares that are presently authorized but unissued would be available for such general corporate purposes as the Board of Directors may determine, including, without limitation, public offerings, private placements, acquisitions, stock options and other benefit arrangements and stock dividends or splits. The Board of Directors will consider such uses from time to time as circumstances warrant and has no current plans to issue shares of Class A Common Stock or Class B Common Stock.



No shares of Class B Common Stock may be issued without the affirmative vote of the holders of a majority of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock, voting as separate classes, except where a stock dividend has been declared by the Board of Directors on all of the outstanding capital stock of the Company, in which case additional shares of Class B Common Stock will be issued as dividends to holders of the Class B Common Stock. The newly authorized shares of Class A Common Stock generally would be issuable in the discretion of the Board of Directors without stockholder approval, except as required by applicable laws, rules or regulations. In this regard, the rules of the National Association of Securities Dealers, Inc. for issuers whose securities are quoted on its National Market System, including the Company, would generally require stockholder approval of certain stock issuances including, among others, issuances in connection with the acquisition of the stock or assets of another entity that result in an increase of 20% or more of the outstanding shares of Class A Common Stock. Any issuance of Class A Common Stock (other than stock dividends and stock splits) would reduce the percentage of equity ownership and voting power of all existing stockholders.


Vote Required. Amending the Company's Restated Certificate of Incorporation in the manner described above requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock, voting as separate classes. The holders of the Company's Class A Common Stock and Class B Common Stock are entitled to one vote and ten votes for each share held, respectively. Holders of shares of Class B Common Stock sufficient to approve the proposed amendment on behalf of such class have indicated an intention to vote for the proposed amendment. Assuming receipt of stockholder approval for the proposed amendment, the Company will file a Certificate of Amendment effecting the proposed amendment with the Secretary of State of Delaware. It is anticipated that the Certificate of Amendment will be filed on and become effective at the close of business on October 18, 1994. Upon filing of the Certificate of Amendment, all stockholders will be bound by the amendments, whether or not they have voted in favor of it.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.



                                OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matters.

                            STOCKHOLDER PROPOSALS


In order for any stockholder proposal to be included in the proxy statement for the Company's 1995 Annual Meeting of Stockholders, such proposal must be received at the principal executive offices of the Company, 815 Chestnut Street, North Andover, MA 01845, not later than May 17, 1995 and must satisfy certain rules of the Securities and Exchange Commission.



Nominations and proposals of stockholders may also be submitted to the Company for consideration at the 1995 Annual Meeting if certain conditions set forth in the Company's By-laws are satisfied, but will not be included in the proxy materials unless the conditions set forth in the preceding paragraph are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the 1994 Annual Meeting. If the date of the 1995 Annual Meeting is subsequently moved to a date more than seven days (in the case of Director nominations) or ten days (in the case of other stockholders proposals) prior to the anniversary date of the 1994 Annual Meeting, the Company will publicly disclose such change and nominations or other proposals to be considered at the 1995 Annual Meeting must be received by the Company not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 1995 Annual Meeting, as rescheduled). To submit a nomination or other proposal, a stockholder should send the nominee's name or proposal and appropriate supporting information required by the Company's By-Laws to the Secretary of the Company at the address set forth above.

PROXY

                              Preliminary Copies
                        WATTS INDUSTRIES, INC.
          815 Chestnut Street, North Andover, MA 01845
                   Proxy for Class A Common Stock
      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Timothy P. Horne and Kenneth J. McAvoy, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Class A Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy,
Chapel Avenue, Andover, Massachusetts, on Tuesday, October
18, 1994 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1994 Annual Report to Stockholders.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                 SEE REVERSE
                                     SIDE

[X] Please mark
votes as in
this example

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1, 2 and 3 below, the undersigned's votes will be cast in favor of such matters. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
1. To elect eight Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Nominees: Timothy P. Horne, David A. Bloss, Sr., Frederic B. Horne, Kenneth
J. McAvoy, Noah T. Herndon, Wendy E. Lane, Gordon W. Moran and Daniel J. Murphy, III.

FOR [ ] WITHHELD [ ]

[ ] For all nominees except as noted above

2. To ratify the selection of Ernst & Young as the independent auditors of the Company for the current fiscal year:
FOR [ ] AGAINST [ ] ABSTAIN [ ]
3. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Class A Common Stock from 40 million shares to 80 million shares and increasing the number of authorized shares of Class B Common Stock from 13 million shares to 25 million shares, with a corresponding increase in the capital stock, as described in the Proxy Statement:
FOR [ ] AGAINST [ ] ABSTAIN [ ]
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.

Signature:  Date

Signature:  Date

PROXY

                              Preliminary Copies
                        WATTS INDUSTRIES, INC.
          815 Chestnut Street, North Andover, MA 01845
                   Proxy for Class B Common Stock
      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Timothy P. Horne and Kenneth J. McAvoy, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Class B Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy,
Chapel Avenue, Andover, Massachusetts, on Tuesday, October
18, 1994 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1994 Annual Report to Stockholders.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                 SEE REVERSE
                                     SIDE

[X] Please mark
votes as in
this example

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1, 2 and 3 below, the undersigned's votes will be cast in favor of such matters. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
1. To elect eight Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Nominees: Timothy P. Horne, David A. Bloss, Sr., Frederic B. Horne, Kenneth
J. McAvoy, Noah T. Herndon, Wendy E. Lane, Gordon W. Moran and Daniel J. Murphy, III.

FOR [ ] WITHHELD [ ]

For all nominees except as noted above

2. To ratify the selection of Ernst & Young as the independent auditors of the Company for the current fiscal year:
FOR [ ] AGAINST [ ] ABSTAIN [ ]
3. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Class A Common Stock from 40 million shares to 80 million shares and increasing the number of authorized shares of Class B Common Stock from 13 million shares to 25 million shares, with a corresponding increase in the capital stock, as described in the Proxy Statement:
FOR [ ] AGAINST [ ] ABSTAIN [ ]

If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.

Signature:  Date

Signature:  Date